EXHIBIT 99.1

                                                                           INSCI



NEWS RELEASE FOR APRIL 4, 2003

Contact:   Allen & Caron Inc                            INSCI
           Jill Bertotti (investors)                    Hank Nelson
           JILL@ALLENCARON.COM                          HNELSON@INSCI.COM
           Len Hall (media)                             (508) 870-4000
           LEN@ALLENCARON.COM
           (949) 474-4300

                       INSCI COMPLETES REFINANCING OF DEBT

WESTBOROUGH, MA (April 4, 2003) . . . . INSCI Corp. (OTCBB: INSS), a leading supplier of Electronic Statement Presentment (ESP), Enterprise Content Management (ECM), and Integrated Document Archive and Retrieval Systems (IDARS), today announced the completion of a refinancing of its existing $2 million convertible debt facility with Paramus, NJ-based Selway Partners, LLC (Selway) and Wayne, PA-based CIP Capital L.P. (CIP).

         The refinancing agreement with Selway and CIP provides for payment of the outstanding debt in monthly installments of principal with interest accruing at 10 percent per annum over a three-year term and contains a prepayment provision. On January 17, 2003, the Company paid approximately $305,000 toward the interest on then-outstanding indebtedness, which consisted of principal and accrued interest of approximately $2.5 million. The agreement also provides for an extension of the previous Selway optional redemption provision for a period of one year.

         The Selway-CIP convertible debt is convertible into the Company's Series A Preferred Stock and ultimately into Common Stock. Pursuant to the refinancing, the price at which the Selway-CIP convertible debt is convertible into common stock was revised from $0.65 per share to $0.11 per share. Additionally, as part of the refinancing, Selway, Selway Management, Inc. and the Company also amended certain terms of the previously announced June 21, 2001 financing by Selway in return for which Selway Management, Inc. received a pre-payment of INSCI convertible-debentures that are convertible into Series B Preferred Stock and ultimately to Common Stock. Additionally, Selway converted outstanding debt in the sum of $1,035,000 into 123,344 shares of Series B Preferred Stock.

         INSCI President and CEO Henry F. Nelson said, "This debt refinancing allows the Company to continue implementing a number of important changes in all areas of the operation and to execute our turnaround strategy, while developing and marketing additional products such as ESP+mailstore, an e-mail archive and retrieval application. We believe that the progress to date, coupled with our profitability over the last five quarters, were the primary reasons contributing to Selway's and CIP's agreeing to refinance the existing debt."

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ABOUT INSCI CORP.

         INSCI Corp. is a leading provider of highly scalable digital content repository solutions that provide high-volume presentment, preservation, and delivery functions via networks or the Internet. Its award-winning products bridge value documents with front-office mission critical and customer-centric applications by web-enabling legacy-generated reports, bills, statements and other important business content. The Company has strategic partnerships and relationships with such companies as Unisys, PFPC, EMC, SunMicrosystems and Xerox. For more information about INSCI, visit WWW.INSCI.COM. For additional investor relation's information, visit the Allen & Caron Inc web site at WWW.ALLENCARON.COM.

         There are statements in this news release that contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include all statements that are not statements of historical fact and relate to the intent, belief, plans or expectations of INSCI, their management, and their customers. Words like "plans," "intends," "believes," "signifies," "estimates," "anticipate," "will," "expect," and words of similar meaning are intended to identify forward-looking statements. Actual results may vary significantly from the forward-looking statements as discussed in detail in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year-ended March 31, 2002, and its Quarterly Reports on Form 10-Q for the periods ending June 30, 2002, September 30, 2002 and December 31, 2002. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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